Exhibit 99.1

TALOS ENERGY INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined statement of operations presents the combination of the historical financial information of Talos Energy Inc., a Delaware corporation (the “Company” or “Talos”), ILX Holdings, LLC, a Delaware limited liability company (“ILX Holdings”), ILX Holdings II, LLC, a Delaware limited liability company (“ILX Holdings II”), Castex Energy 2014, LLC, a Delaware limited liability company (“Castex 2014”) and Castex Energy 2016, LP, a Delaware limited partnership (“Castex 2016” and, together with Castex 2014, the “Castex Sellers”), adjusted to give effect to the Transactions (as defined below) and related financing consisting of borrowings under the Company’s revolving bank credit facility. In addition, while the Company acquired substantially all of the key operating assets of ILX Holdings, ILX Holdings II and the Castex Sellers, the historical financial information was adjusted to eliminate specified assets and liabilities, and the associated income affect, not in certain of the wholly-owned subsidiaries of ILX Holdings and ILX Holdings II (collectively, the “ILX Target Entities”) and certain wholly-owned subsidiaries of the Castex Sellers (the “Castex Target Entities”), or were considered Excluded Assets in the Purchase Agreements (as defined below).

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 combines the historical consolidated statements of operations of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers giving effect to the Transactions and related financing as if they had been consummated on January 1, 2019.

The following unaudited pro forma combined statement of operations is based on, and should be read in conjunction with:

•

The historical unaudited condensed consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2020.

•

The historical audited consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2020;

•

The historical audited consolidated financial statements of ILX Holdings and the related notes included as Exhibit 99.1 in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2020;

•

The historical audited consolidated financial statements of ILX Holdings II and the related notes included as Exhibit 99.2 in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2020;

•

The historical audited consolidated financial statements of Castex 2014 and the related notes included as Exhibit 99.3 in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2020; and

•

The historical audited consolidated financial statements of Castex 2016 and the related notes included as Exhibit 99.4 in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2020.

On February 28, 2020 (the “Closing Date”), the Company acquired the outstanding limited liability interests in certain wholly owned subsidiaries of ILX Holdings, ILX Holdings II, ILX Holdings III, LLC, a Delaware limited liability company (“ILX Holdings III”) and Castex 2014, each a related party and an affiliate of certain entities controlled or affiliated with Riverstone Energy Partners V, L.P. (collectively, the “Riverstone Sellers”), and Castex 2016 (together with the Riverstone Sellers, the “Sellers”) with an effective date of July 1, 2019 (collectively, the “ILX and Castex Acquisition”). The ILX and Castex Acquisition was consummated pursuant to separate Purchase and Sale Agreements, dated December 10, 2019 (as amended from time to time, the “Purchase Agreements”) for aggregate consideration consisting of (i) $385.0 million in cash subject to customary closing adjustments and (ii) an aggregate 110,000 shares (the “Preferred Shares”) of a series of the Company’s preferred stock, par value $0.01 per share, designated as “Series A Convertible Preferred Stock” were issued to the Riverstone Sellers (such issuance, the “Preferred Stock Issuance”) on the terms and subject to the conditions set forth in that certain Certificate of Designation of Preferences, Rights and Limitations relating to the Series A Convertible Preferred Stock (the “Certificate of Designation”) which subsequently converted to 11.0 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on March 30, 2020 (the “Conversion” and such Common Stock, the “Conversion Stock”). The Preferred Stock Issuance, the ILX and Castex Acquisition, the Conversion and the other transactions contemplated by the Purchase Agreements are referred to herein collectively as the “Transactions”. The cash payment and escrow deposit were funded with borrowings under the revolving bank credit facility.

The accompanying unaudited pro forma combined statement of operations was derived by making certain adjustments to the historical financial statements listed above that are (i) directly attributable to the Transactions and related financing, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined results. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions and related financing and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial statements.

The unaudited pro forma combined statement of operations and related notes are presented for illustrative purposes only and should not be relied upon as an indication of operating results that Talos would have achieved if the Transactions and related financing had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma combined financial statement and should not be relied on as an indication of the future results of Talos.

TALOS ENERGY INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In thousands, except per share data)

	Talos Historical	Target Assets Historical	Pro Forma Adjustments			Pro Forma Combined
		Note 2	Note 4
Revenues:
Oil revenue	$358,285	$41,833	$—			$400,118
Natural gas revenue	35,375	4,306	—			39,681
NGL revenue	9,674	1,296	—			10,970
Other	8,441	—	—			8,441

Total revenue	411,775	47,435	—			459,210
Operating expenses:
Lease operating expense	184,187	22,454	(8)	(a	)	206,633
Production taxes	640	339	—			979
Depreciation, depletion and amortization	262,533	2,389	9,668	(b	)	274,590
Write-down of oil and natural gas properties	57	—	—			57
Accretion expense	37,748	810	—			38,558
General and administrative expense	62,484	3,735	(10,026)	(c	)	56,193

Total operating expenses	547,649	29,727	(366)			577,010

Operating income (loss)	(135,874)	17,708	366			(117,800)
Interest expense	(76,164)	—	(2,407)	(d	)	(78,571)
Price risk management activities income (expense)	154,653	—	—			154,653
Other income	139	—	—			139

Net income (loss) before income taxes	(57,246)	17,708	(2,041)			(41,579)
Income tax benefit (expense)	22,384	—	(3,604)	(e	)	18,780

Net income (loss)	$(34,862)	$17,708	$(5,645)			$(22,799)

Net income per common share:
Basic	$(0.54)					$(0.34)
Diluted	$(0.54)					$(0.34)
Weighted average common shares outstanding:
Basic	65,134					67,462 (f)
Diluted	65,134					67,462 (f)

TALOS ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 combines the historical consolidated statements of operations of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers, giving effect to the Transactions and related financing as if they had been consummated on January 1, 2019. The Transactions and other adjustments are described in Note 4 — Pro Forma Adjustments to these unaudited pro forma combined financial statements.

Certain reclassifications have been made to the historical financial statements of ILX Holdings, ILX Holdings II and the Castex Sellers to reflect the comparability of financial information. However, the pro forma combined financial statements may not reflect all adjustments necessary to conform the accounting policies of ILX Holdings, ILX Holdings II and the Castex Sellers to those of Talos due to the limitations on the availability of information.

The pro forma adjustments represent management’s estimates based on information available as of the date hereof and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statement does not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statement does not reflect possible adjustments related to restructuring or integration activities or transaction or other costs following the Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing of the Transactions are not included in the pro forma statements of operations.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting with Talos as the accounting acquirer of the assets acquired from the ILX Target Entities and the Castex Target Entities (the “Target Assets”). Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess in purchase price allocated to goodwill. The fair value of identifiable assets acquired and liabilities assumed from the Transactions are based on a preliminary estimate of fair value using assumptions described in the accompanying notes to the unaudited pro forma combined financial information that the Company believes is reasonable. See Note 3 — Preliminary Purchase Price Allocation, for additional information.

Note 2. Consolidation of Acquired Entities

The following table illustrates the historical income statements of ILX Holdings, ILX Holdings II and the Castex Sellers, including the elimination of expenses associated with specific assets and liabilities not acquired by Talos, that form the Target Assets Historical column on the unaudited pro forma combined statement of operations for the nine months ended September 30, 2020. Certain reclassifications have been made to the ILX Holdings, ILX Holdings II and the Castex Sellers’ historical financial statements to reflect the comparability of financial information.

	ILX Holdings Historical	ILX Holdings II Historical	Castex 2014 Historical	Castex 2016 Historical	Excluded Assets			Total Target Assets Historical
Revenues:
Oil revenue	$16,515	$20,034	$5,029	$255	—			$41,833
Natural gas revenue	825	668	2,810	3	—			4,306
NGL revenue	441	502	313	40	—			1,296

Total revenue	17,781	21,204	8,152	298	—			47,435
Operating expenses:
Lease operating expense	9,795	6,638	5,820	234	(33)	(a	)	22,454
Production taxes	—	—	329	10	—			339
Depreciation, depletion and amortization	—	—	2,190	199	—			2,389
Write-down on oil and natural gas properties	—	—	—	—	—			—
Accretion expense	66	214	480	50	—			810
General and administrative expense	1,327	1,088	1,253	67	—			3,735

Total operating expenses	11,188	7,940	10,072	560	(33)			29,727

Operating income (loss)	6,593	13,264	(1,920)	(262)	33			17,708
Interest expense	—	(3,113)	(512)	(11)	3,636	(b	)	—
Price risk management activities income	290	971	425	—	(1,686)	(c	)	—

Net income (loss)	$6,883	$11,122	$(2,007)	$(273)	1,983			$17,708

(a)

Reflects the removal of direct lease operating expense associated with the Katmai Field which is considered an Excluded Asset for ILX Holdings II from the Transactions under the applicable Purchase Agreement.

(b)

Reflects the exclusion of interest expense associated with debt instruments held by ILX Holdings II and the Castex Sellers as the interest expense associated with debt instruments which are not included in the Transactions.

(c)

Reflects the elimination of price risk management income (expense) associated with derivatives held by ILX Holdings, ILX Holdings II and the Castex Sellers, which are considered Excluded Assets under the Purchase Agreements.

Note 3. Preliminary Purchase Price Allocation

Preliminary Estimated Purchase Price

The unaudited pro forma combined statement of operations was prepared using the acquisition method of accounting with Talos as the accounting acquirer of the Target Assets. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The ILX and Castex Acquisition was consummated pursuant to separate Purchase Agreements for aggregate consideration consisting of (i) $385.0 million in cash subject to customary closing adjustments and (ii) an aggregate 110,000 Preferred Shares which subsequently converted to 11.0 million shares of Conversion Stock on March 30, 2020.

The following table summarizes the purchase price, subject to customary post-closing adjustments (in thousands, except per share data):

Talos Conversion Stock	11,000
Talos Common Stock price per share(1)	$14.20

Conversion Stock value	$156,200
Cash consideration	$385,000
Customary closing adjustments	(88,034)

Net cash consideration paid at closing	$296,966

Total purchase price	$453,166

(1)

Represents the closing price of the Company’s Common Stock on February 28, 2020, the date of the closing of the ILX and Castex Acquisition. The purchase price was based on the value of the Conversion Stock as the value approximates the value of the Preferred Shares as a result of the automatic conversion and dividend rights described in that certain Certificate of Designation, Preferences, Rights and Limitations.

While the Company has substantially completed the determination of the fair values of the assets acquired and liabilities assumed, the Company is still finalizing the fair value analysis related to the oil and natural gas properties acquired and asset retirement obligations assumed. The Company anticipates finalizing the determination of fair values by December 31, 2020.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed, (in thousands):

Current assets(1)	$9,739
Property and equipment	490,516
Other long-term assets	148
Current liabilities	(15,036)
Other long term liabilities	(32,201)

Allocated purchase price	$453,166

(1)	Includes trade and other receivables of $6.9 million, which the Company expects all to be realizable.

Note 4. Pro Forma Adjustments

The following adjustments and assumptions were made in the preparation of the unaudited pro forma combined statement of operations:

(a)

Reflects the elimination of dry hole and geological costs recognized by ILX Holdings and ILX Holdings II, which was based on their accounting policies which followed the successful method of accounting for oil and natural gas properties.

(b)

Reflects the change in depletion that would have been recorded with respect to the fair value attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the ILX and Castex Acquisition. The pro forma depletion rate for the nine months ended September 30, 2020 was estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves as of the Closing Date, adjusted for actual production.

(c)

Reflects the elimination of direct, incremental costs of the ILX and Castex Acquisition reflected in the Company’s, ILX Holdings, ILX Holdings II and the Castex Sellers’ historical consolidated statements of operations during the nine months ended September 30, 2020.

(d)	Reflects an increase in interest expense associated with $297.0 million of additional borrowings under the revolving bank credit facility to fund the ILX and Castex Acquisition.

Interest on borrowings under the revolving bank credit facility is based on a current rate of LIBOR plus 3.25%. These borrowings bear interest at variable rates and are subject to interest rate risk. A 1/8% change to the interest rate would result in a change in interest expense related to variable rate financing of $0.1 million for the nine months ended September 30, 2020.

(e)

Reflects the impact of the change in tax status of the Target Assets from being treated as a partnership for U.S. federal and state income tax purposes to an entity subject to federal and state income taxes. As of September 30, 2020, the Company’s valuation allowance primarily relates to various state operating loss, carry forwards and foreign deferred tax assets.

(f)

The weighted average basic and diluted shares of common stock outstanding was calculated assuming that the 11 million shares of Conversion Stock issued to the Sellers were outstanding as of January 1, 2019.